Filed Pursuant to Rule 424(b)(3)
PROSPECTUS	Registration No. 333-260296

Up to 156,791,216 Shares of Common Stock by the Selling Securityholders

Up to 6,743,113 Warrants to Purchase Common Stock by the Selling Securityholders

Up to 20,543,113 Shares of Common Stock Underlying Warrants

This prospectus relates to the resale of (i) 20,521,541 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Sarcos Technology and Robotics Corporation (the “Company”) issued in the PIPE Financing by certain of the selling securityholders, (ii) 123,120,602 shares of Common Stock issued or issuable to certain selling securityholders in connection with the Business Combination, (iii) 6,405,960 shares of Common Stock issued to certain security holders in a private placement prior to and in connection with our predecessor’s initial public offering; (v) 6,743,113 warrants to purchase Common Stock and (vi) 6,743,113 shares of Common Stock underlying warrants.

This prospectus also relates to the issuance by us of 20,543,113 shares of Common Stock issuable upon the exercise of warrants, in each case as further described herein. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. With respect to shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.

Of the shares of Common Stock that may be offered or sold by selling securityholders identified in this prospectus, certain of our selling securityholders are subject to lock-up restrictions with respect to 45,487,043 of those shares pursuant to our bylaws and/or other agreements further described elsewhere in this prospectus or incorporated by reference in this prospectus.

Our Common Stock and warrants are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “STRC” and “STRCW,” respectively. On November 21, 2022, the last quoted sale price for our Common Stock as reported on Nasdaq was $1.16.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 12 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC using the “shelf” registration process. Under this shelf registration process, we and the selling securityholders hereunder may, from time to time, offer and sell the securities described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. With respect to shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Sarcos” refer to Sarcos Technology and Robotics Corporation, and where appropriate, our subsidiaries, the term “Old Sarcos” refers to Sarcos Corp. prior to the consummation of the Business Combination and the term “Rotor” refers to our predecessor company prior to the consummation of the Business Combination.

“BlackRock Holders” means, collectively, those certain funds managed by BlackRock that subscribed for Founder Shares and Private Placement Warrants in a private placement concurrent with the IPO.

“Business Combination” means the transactions contemplated by the Merger Agreement, including the merger of Rotor Merger Sub Corp. with and into Old Sarcos, with Old Sarcos continuing as the surviving corporation.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of the Company prior to the Business Combination.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company prior to the Business Combination.

“Closing” means the closing of the Business Combination.

“Common Stock” means, prior to the consummation of the Business Combination, the Class A Common Stock and Class B Common Stock, and after the consummation of the Business Combination, the shares of common stock, par value $0.0001 per share, of the Company.

“Earn-Out Shares” means the 28,125,000 shares issuable to the Old Sarcos Stockholders subject to the terms and conditions of the Merger Agreement.

“Founder Shares” means the 6,900,000 shares of Rotor’s Class B Common Stock prior to the Closing. In connection with the Closing, a total of 494,040 Founder Shares were forfeited, and the remaining Founder Shares converted into Common Stock. Following the Closing, the Sponsor holds 5,672,168 shares of Common Stock, the BlackRock Holders hold 366,896 shares of Common Stock and the Millennium Holders hold 366,896 shares of Common Stock.

“IPO” means Rotor’s initial public offering, consummated on January 14, 2021, through the sale of 27,600,000 units (including 3,600,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

“Millennium Holders” means Riverview Group LLC and its affiliates.

“Old Sarcos Stockholders” means former holders of Old Sarcos capital stock, Old Sarcos Warrants and Old Sarcos restricted share awards.

“Old Sarcos Warrants” means the Warrants to purchase Class A Common Stock of Old Sarcos, $0.001 par value per share, all of which were net exercised immediately prior to the consummation of the Business Combination.

“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 5, 2021, by and among Rotor, Rotor Merger Sub Corp. and Old Sarcos.

“PIPE Financing” means the private placement pursuant to which the PIPE Investors collectively subscribed for 22,000,000 shares of common stock at $10.00 per share, for an aggregate purchase price of $220,000,000.

“PIPE Investors” means certain institutional investors that invested in the PIPE Financing.

“Private Placement Warrants” means those Warrants issued to the Sponsor and the BlackRock Holders and Millennium Holders in a private placement on the IPO closing date.

“units” means one share of Class A Common Stock and one-half of one Public Warrant of Rotor, whereby each whole Public Warrant entitled the holder thereof to purchase one share of Class A Common Stock at an exercise price of

$11.50 per share, sold in the IPO. All units were automatically separated into their constituent parts in connection with the Closing.

“Public Warrants” means the Warrants included in the units issued in the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms following the consummation of the Business Combination.

“Registration Rights Agreement” means the Registration Rights Agreement between Rotor, the Sponsor and certain Old Sarcos Stockholders.

“Rotor Restricted Stockholders” means those persons who held the 6,900,000 Founder Shares prior to the Closing. In connection with the Closing, a total of 494,040 Founder Shares were forfeited, and the remaining Founder Shares converted into Common Stock. Following the Closing, the Sponsor holds 5,672,168 shares of Common Stock, the BlackRock Holders hold 366,896 shares of Common Stock and the Millennium Holders hold 366,896 shares of Common Stock.

“Rotor-Sarcos, LLC” means an investment entity controlled by Mr. Finn and another member of the Sponsor who was neither an officer nor director of Rotor that acquired a minority equity investment in Old Sarcos in early 2020.  Neither the Company, Rotor, the Sponsor, nor any directors or officers of the Company or Rotor other than Mr. Finn and Mr. Howard, have an investment or other interest in Rotor-Sarcos, LLC.

“Subscription Agreement” means the subscription agreements dated April 5, 2021, each entered into by Rotor and certain institutional investors, pursuant to which Rotor agreed to issue and sell, in the PIPE Financing that closed immediately prior to the Closing, an aggregate of 22,000,000 shares of Common Stock at $10.00 per share, for an aggregate purchase price of $220,000,000.

“Warrants” means the Public Warrants and Private Placement Warrants.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus, or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Common Stock or Warrants, including  the matters set forth in the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

COMPANY OVERVIEW

We are a technology leader in industrial highly-dexterous mobile robotic systems for use in unstructured environments. Our mission is to increase worker productivity and longevity and prevent injuries through robotics. The robotic systems we are developing are designed to combine human intelligence, instinct, and judgment with the strength, endurance and precision of machines. Our core products are designed to augment, rather than replace, humans and include:

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Guardian XT. The Guardian XT is designed to be a highly dexterous teleoperated, mobile robotic system that performs intricate, and sometimes dangerous, tasks that require human-like dexterity.  Based on the upper body of the Guardian XO, the Guardian XT is designed to be a one- or two-armed system that is platform-agnostic and attach to various mobile bases. We are also developing a variant of the Guardian XT for the U.S. military, the Guardian DX, for defense logistics and maintenance applications.

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Sapien 6M. The Sapien 6M is a robotic system designed to provide human-like capabilities beyond traditional industrial arms and cooperative robots. The Sapien 6M can operate in both structured and unstructured environments, including outdoors in harsh weather and in constrained indoor settings, and features a high strength-to-weight ratio, precise control and dexterity, intuitive human-robot control interfaces, outdoor computer vision and autonomy capabilities.

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Guardian XO. The Guardian XO is a full-body powered exoskeleton designed to augment user strength, endurance and precision without materially restricting freedom of movement.  The Guardian XO is intended to enhance productivity, mitigate worker fatigue, reduce the risk of workplace injuries, and democratize the labor force by augmenting the capabilities of individuals otherwise physically unable to perform the required tasks.

BACKGROUND

On September 24, 2021, or the Closing Date, the Business Combination between the Company and Old Sarcos was effected through the merger of Rotor Merger Sub Corp. with and into Old Sarcos, with Old Sarcos continuing as the surviving corporation and a wholly-owned subsidiary of the Company. At the Closing, Rotor changed its name to Sarcos Technology and Robotics Corporation. As of the open of trading on September 27, 2021, the Common Stock and Warrants, or the Securities, ceased trading on the New York Stock Exchange and began trading on the Nasdaq Global Market, or Nasdaq, as “STRC” and “STRCW,” respectively.

EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY

We are currently an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.  If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.  References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We are also currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company if either (i) the market value of our common stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year, or (ii) our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year.

TRADEMARKS AND SERVICE MARKS

We use Sarcos, Guardian, Guardian S, Guardian XT, Guardian XO, XO, Sensuit, CYTAR and other marks as trademarks in the United States and other countries.  This prospectus contains references to our trademarks and service marks and to those belonging to other entities.  Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.  We do not intend the use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

ADDITIONAL INFORMATION

Our principal executive offices are located at 650 South 500 West, Suite 150, Salt Lake City, Utah, 84101, and our telephone number is 888-927-7296. Our website address is www.sarcos.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock or Warrants. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Issuer	Sarcos Technology and Robotics Corporation (f/k/a Rotor Acquisition Corp.)
Issuance of Common Stock
Shares of Common stock to be issued

An aggregate of 20,543,113 shares of Common Stock issuable upon the exercise of Warrants.

The offer and sale of shares were initially registered in our Registration Statement and no new shares are being registered hereunder.

Shares of Common Stock outstanding prior to the exercise of all Warrants	154,639,416 shares of Common Stock as of September 30, 2022.
Resale of Common Stock and Warrants
Shares of Common Stock offered by the selling securityholders

An aggregate of 156,791,216 shares of Common Stock consisting of:

•20,521,541 shares issued in the PIPE Financing.

•93,148,916 shares issued in connection with the Business Combination.

•6,405,960 shares issued in a private placement prior to and in connection with the IPO.

•1,282,306 restricted stock awards issued in connection with the Business Combination.

•336,485 shares issuable upon the vesting and settlement of certain options issued in connection with the Business Combination.

•327,843 shares issuable upon the exercise of certain restricted stock unit awards issued in connection with the Business Combination.

•28,025,052 Earn-Out Shares.

•6,743,113 shares issuable upon the exercise of Private Placement Warrants.

The offer and sale of these shares were initially registered in our Registration Statement and no new shares are being registered hereunder.

Warrants offered by the selling securityholders	6,743,113 Warrants The offer and sale of these Warrants were initially registered in our Registration Statement and no new warrants are being registered hereunder.
Exercise price	$11.50 per share, subject to adjustment as described herein

Use of Proceeds

We will not receive any proceeds from the sale of shares of our Common Stock offered by the selling securityholders under this prospectus. With respect to shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. We will receive approximately $236.3 million in proceeds assuming all warrants are exercised for cash. We expect to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes. See the section of this prospectus titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Dividend Policy

We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment or other general corporation purposes, including strategic investments or acquisitions, and have no current plans to pay cash dividends for the foreseeable future.

Risk Factors

See the section titled “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol	“STRC” and “STRCW” for our Common Stock and Warrants, respectively.
Lock-Up Restrictions

Of the shares of Common Stock that may be offered or sold by selling securityholders identified in this prospectus, certain of our selling securityholders are subject to lock-up restrictions with respect to 45,487,043 of those shares pursuant to our bylaws and/or other agreements that are further described elsewhere in this prospectus or documents incorporated by reference in this prospectus.

The number of shares of Common Stock outstanding is based on 154,639,416 shares of Common Stock as of September 30, 2022 and excludes the following, in each case as of September 30, 2022:

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5,679,407 shares of our Common Stock issuable upon the exercise of outstanding options under the Sarcos 2015 Equity Incentive Plan, as amended, or the 2015 Plan, which were assumed by us in connection with the Business Combination, with a weighted average exercise price per share of $2.52;

•	127,351 shares of our Common Stock underlying restricted stock units under the 2015 Plan, which were assumed by the Company in connection with the Business Combination;
•	25,991,178 shares of our Common Stock reserved for future issuance under the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan, or the 2021 Plan;
•	3,854,641 shares of our Common Stock issuable upon the exercise of outstanding options under the 2021 Plan, with a weighted average exercise price per share of $5.49;
•	3,085,212 shares of our Common Stock underlying restricted stock units outstanding under the 2021 Plan;
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4,223 shares of our Common Stock issuable upon the exercise of outstanding options under the RE2, Inc. 2005 Stock Option Plan Amended and Restated (5-7-07), or the RE2 2005 Plan, with a weighted average exercise price of $0.50 per share and 3,708,616 shares of our Common stock issuable upon the exercise of outstanding options under the RE2, Inc. Stock Incentive Plan of 2014, or the RE2 2014 Plan, with a weighted average exercise price of $1.04 per share, all of which were assumed by us in connection with our acquisition of RE2; and

•	3,000,000 shares of our Common Stock reserved for issuance under our the Sarcos Technology and Robotics Corporation 2021 Employee Stock Purchase Plan.

RISK FACTORS SUMMARY

Investing in our Securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. The following is a summary of the principal risks and uncertainties we face that, if they actually occur, could materially and adversely affect our business, operating results, financial condition and prospects, all of which are more fully described in the section of this prospectus titled “Risk Factors.” In that event, the market price of our Securities could decline, and you could lose part or all of your investment.

This summary is not complete and the risks and uncertainties summarized below are not the only risks we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. You should review and consider carefully the risks and uncertainties described in more detail in the “Risk Factors” section, and should not rely upon the following as an exhaustive summary of the material risks facing our business.

•	We are an early stage company with a history of losses, and expect to incur significant expenses for the foreseeable future.
•	If we fail to effectively manage our growth, we may not be able to design, develop, manufacture, market and launch our robotic systems successfully.
•	The success of our acquisition of RE2, Inc. is subject to numerous risks and uncertainties, including integration risks.
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Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

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Initial production of commercial units of our Guardian XT and Guardian XO products may be delayed beyond our current expectations and therefore initial delivery to customers and receipt of anticipated revenue could be delayed.

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We are dependent on our suppliers, some of which are currently single, sole or limited source suppliers, and any inability of these suppliers to deliver necessary components of our products at the prices, volumes, performance, timing and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results. We have not yet identified all of the suppliers that we are likely to rely on to support any future commercialization of our core products.

•	We have very limited experience commercializing our products and may not be able to do so efficiently or effectively.
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Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

•	Our core products represent a new product category, and important assumptions about market demand, pricing, adoption rates and sales cycles, for our current and future products may be inaccurate.
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With many of our products still under development, we have limited current customers and no binding orders for the commercial versions of our core products, the Guardian XT, Sapien 6M and Guardian XO, and expected customer trials and discussions with respect to those products may not result in binding orders or subscriptions.

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Even if we successfully market our products, the purchase or subscription, adoption and use of the products may be materially and negatively impacted if the employees of our customers resist the use and adoption of the products.

•	Our Robot-as-a-Service, or RaaS, subscription model has yet to be tested and may fail to gain commercial acceptance.
•	If we are successful in commercializing our products, our revenue will be concentrated in a limited number of models for the foreseeable future.
•	The benefits to customers of our products could be supplanted by other technologies or solutions or competitors' products that utilize similar technology to ours in a more effective way.

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Design flaws, defects, glitches or malfunctions in our products or the software that operates them, failure of our products to perform as expected, connectivity issues or user errors, can result in product recalls, lower than expected return on investment for customers, harm to users and significant safety concerns, each of which could materially and adversely affect our results of operations, financial condition or reputation.

•	We have no experience maintaining or servicing our products at a large scale.
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Our ability to develop and manufacture products of sufficient quality on schedule and on a large scale is unproven, and delays in the design, production and launch of our products could harm our business, prospects, financial condition and operating results.

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We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

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We are highly dependent on the services of our senior management and other key employees and, if we are unable to attract and retain a sufficient number of qualified employees, our ability to design, manufacture and launch our products, operate our business and compete could be harmed.

•	Our management as a group has limited experience in operating a publicly-traded company.
•	Ongoing impacts from COVID-19 or another pandemic, epidemic or outbreak of an infectious disease may materially and adversely impact our business, prospects, financial condition and operating results.
•	We may experience significant delays in the design, development, production and launch of our robotic systems, which could harm our business, prospects, financial condition and operating results.
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Our business and prospects depend significantly on our ability to build our brands. We may not succeed in continuing to establish, maintain and strengthen our brands, and our brands and reputation could be harmed by negative publicity regarding us or our products.

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If we are unable to contract with a third-party manufacturing partner, we would need to develop our own manufacturing facilities, which may not be feasible and, if feasible, would significantly increase our capital expenditures and operating expenditures, and would significantly delay or inhibit production of our robotic systems.

•	We operate in a competitive industry that is subject to rapid technological change, and we expect competition to increase.
•	Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.
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If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue.

•	Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products.
•	We may not be able to protect our intellectual property rights in all countries.
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We may be subject to intellectual property infringement claims or misappropriation claims, which may be time consuming and expensive and, if adversely determined, could limit our ability to commercialize our products.

RISK FACTORS

An investment in our Securities involves a high degree of risk. In addition to the risk and uncertainties described in the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, or the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	our ability to successfully integrate RE2 and achieve the expected benefits of the acquisition;
•	our ability to sell or obtain RaaS subscriptions for our products;
•	our product roadmap, including the expected timing of product releases;
•	our ability to manage and overcome supply chain challenges, including increases in the cost of and interruptions in the supply or availability of components, parts and materials;
•	our ability to attract and retain qualified personnel with the necessary experience;
•	our ability to introduce new products that meet our customers’ requirements and to successfully transition to high volume manufacturing of our products by third-party manufacturers or by us;
•	our projected financial and operating information;
•	our future financial performance;
•	future capital requirements and sources and uses of cash;
•	competition from existing or future businesses and technologies;
•	the impact of the COVID-19 pandemic and global economic and geopolitical conditions on our business and the business of our customers;
•	our ability to manage our growth and expenses;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to comply with modified or new laws and regulations applicable to our business;
•	changes in the market for our products and services;
•	expansion plans and opportunities, including plans to expand our product availability globally;
•	our ability to successfully defend, and the outcome of any known and unknown litigation and regulatory proceedings;
•	our ability to maintain and protect our brand; and
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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.  Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and, in any event, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include those factors described in the section of this prospectus titled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may also contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus, actual results may differ from the projections.

You should read this prospectus and any prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is a part and the documents incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and any prospectus supplement and the documents that we reference herein and therein by these cautionary statements.

USE OF PROCEEDS

All of the Securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. With respect to the registration of all shares of Common Stock and Warrants offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities.

We will receive an aggregate of approximately $236.3 million from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The amount of cash we would receive from the exercise of Warrants will decrease to the extent that Warrants are exercised on a “cashless” basis.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders from time to time of up to an aggregate of 6,743,113 Private Placement Warrants and up to an aggregate of 156,791,216 shares of Common Stock, consisting of up to an aggregate of

•	20,521,541 shares of our Common Stock that were issued to the PIPE Investors in the PIPE Financing;
•	93,148,916 shares of Common Stock issued in connection with the Business Combination;
•	1,282,306 shares of Common Stock underlying certain restricted stock awards issued in connection with the Business Combination;
•	336,485 shares of Common Stock issuable upon the exercise of certain options issued in connection with the Business Combination;
•	327,843 shares of Common Stock underlying certain restricted stock units issued in connection with the Business Combination;
•	28,025,052 Earn-Out Shares;
•	6,405,960 shares of Common Stock resulting from the conversion of Founder Shares in connection with the Business Combination; and
•	6,743,113 shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

The selling securityholders may from time to time offer and sell any or all of the shares of Common Stock or Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and their permitted transferees who later come to hold any of the selling securityholders’ interest in the Common Stock or Warrants in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale.

The following table is prepared based on information provided to us by the selling securityholders as of October 31, 2022. It sets forth the names of the selling securityholders, the aggregate number of shares of Common Stock and Warrants beneficially owned by the selling securityholders, the aggregate number of shares of Common Stock and Warrants that the selling securityholders may offer pursuant to this prospectus and the number of shares of Common Stock and Warrants that would be beneficially owned by the selling securityholders after the sale of the shares of Common Stock and Warrants offered hereby assuming that the selling securityholders sell all of the shares of Common Stock and Warrants covered by this prospectus. The percentage of beneficial ownership after the offered shares of Common Stock and Warrants are sold is calculated based on 154,640,766 shares of Common Stock and 20,549,453 Warrants outstanding as of October 31, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to the shares of Common Stock set forth below, subject to community property laws where applicable.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Common Stock or Warrants. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock or Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the shares of Common Stock or Warrants covered by this prospectus upon the completion of the offering.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
PIPE Investors
Adebayo & Amelia Ogunlesi (JTWROS) (1)	503,252	—	503,525	—	—	—	—	—
Benvolio Ventures LLC – Series Sarcos II (2)	100,000	—	100,000	—	—	—	—	—
BlackRock, Inc. (3)	16,905,357	389,392	15,756,288	389,392	1,149,069	0.74%	—	—
Caterpillar Venture Capital Inc. (4)	7,747,915	—	7,747,915	—	—	—	—	—
David G. Heller Investment Trust (5)	30,000	—	30,000	—	—	—	—	—
Flow State Group II (6)	57,500	—	57,500	—	—	—	—	—
FRB Trust II (7)	25,000	—	25,000	—	—	—	—	—
Iridian Eagle Fund, LP (8)	100,000	—	100,000	—	—	—	—	—
Barry S. Sternlicht (9)	500,000	—	500,000	—	—	—	—	—
John D. Howard (10)	675,200	—	675,200	—	—	—	—	—
Jon Blattmachr (11)	25,000	—	25,000	—	—	—	—	—
Kyle Veenstra (12)	25,000	—	25,000	—	—	—	—	—
The Lauren Belfer 2020 GST Trust (13)	10,000	—	10,000	—	—	—	—	—
Louis Kreisberg (14)	372,095	—	372,095	—	—	—	—	—
Mare’s Leg Capital, LLC (15)	13,512,052	—	13,512,052	—	—	—	—	—
Marstar Investments LLC (16)	884,391	—	884,391	—	—	—	—	—
MFP Partners, L.P. (17)	1,178,742	—	1,000,000	—	178,742	0.12%	—	—
Michael C. Buenzow (18)	90,529	—	90,529	—	—	—	—	—
Midland Trust (Stamborski) (19)	50,000	—	50,000	—	—	—	—	—
Entities affiliated with Millennium Management LLC (20)	2,577,979	383,037	1,604,620	383,037	973,359	0.63%	—	—
Monsees Living Trust (Separate Property) (21)	100,441	—	100,441	—	—	—	—	—
Monsees Living Trust (Community Property) (22)	25,000	—	25,000	—	—	—	—	—
MTMF Ventures II, LLC (23)	80,353	—	80,353	—	—	—	—	—
Nicholas Monsees (24)	35,088	—	35,088	—	—	—	—	—
The Ogunlesi 2011 Investment Trust (25)	503,525	—	503,525	—	—	—	—	—
Old Blue and Green Associates LLC (26)	55,353	—	55,353	—	—	—	—	—
Palantir Technologies Inc. (27)	1,071,541	—	1,071,541	—	—	—	—	—
Philip Beck (28)	75,441	—	75,441	—	—	—	—	—
Schlumberger Technology Corporation (29)	9,940,744	—	9,940,744	—	—	—	—	—
Scoby Investments, LLC (30)	17,500	—	17,500	—	—	—	—	—
Stefan Selig (31)	25,000	—	25,000	—	—	—	—	—
Vernal Bay Capital Group, LLC (32)	250,000	—	250,000	—	—	—	—	—
Walleye Opportunities Master Fund Ltd. (33)	150,000	—	150,000	—	—	—	—	—
Weibling Living Trust (34)	2,824,927	—	2,824,927	—	—	—	—	—
Weisman Family Associates, LLC (35)	71,761	—	71,761	—	—	—	—	—
YK Family Art LLC (36)	10,000	—	10,000	—	—	—	—	—
Other Holders of Former Founder Shares
Rotor Sponsor, LLC (37)	11,642,852	5,970,684	11,642,852	5,970,684	—	—	—	—
Other Former Sarcos Holders
ACJH LLC (38)	1,137,094	—	1,137,094	—	—	—	—	—
Andrew Langsam and Robin Langsam (39)	56,849	—	56,849	—	—	—	—	—
Andrew Whittaker (40)	142,139	—	142,139	—	—	—	—	—
Art Mahoney (41)	9,180	—	9,180	—	—	—	—	—
Ashley Guinan (42)	13,304	—	13,304	—	—	—	—	—
Benjamin Wolff (43)	5,216,458	—	5,216,458	—	—	—	—	—
Blue Marlin AB (44)	67,666	—	67,666	—	—	—	—	—
Brad Kell (45)	56,334	—	56,334	—	—	—	—	—
Brian Klein (46)	284,265	—	284,265	—	—	—	—	—
Bryan Rutberg (47)	67,666	—	67,666	—	—	—	—	—
Cameron Falkenburg (48)	23,235	—	23,235	—	—	—	—	—
Carol Marsh (49)	9,742	—	9,742	—	—	—	—	—
Carrie Misleh (50)	9,655	—	9,655	—	—	—	—	—
CCP/Sarcos, L.P. (51)	3,566,756	—	3,566,756	—	—	—	—	—

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Chris Beaufait (52)	255,038	—	255,038	—	—	—	—	—
Chris Stuart Beaufait and Fung Yun Bernice Cheng (53)	67,666	—	67,666	—	—	—	—	—
Clear Stream Advisors, LLC (54)	219,483	—	219,483	—	—	—	—	—
Darwin Mitchel Hanks (55)	16,095	—	16,095	—	—	—	—	—
Delta Air Lines, Inc. (56)	2,842,723	—	2,842,723	—	—	—	—	—
Dennis Weibling (57)	888,840	—	888,840	—	—	—	—	—
DIG Investments XVIII AB (58)	8,583,613	—	8,583,613	—	—	—	—	—
Dusty Argyle (59)	6,142	—	6,142	—	—	—	—	—
Edward Lee (60)	110,208	—	110,208	—	—	—	—	—
Elevation Capital Holdings, LLC (61)	28,423	—	28,423	—	—	—	—	—
Ellen Davenport (62)	29,646	—	29,646	—	—	—	—	—
Evan Brown (63)	256	—	256	—	—	—	—	—
F-CO Management LLC (64)	303,105	—	303,105	—	—	—	—	—
Ferheen Mahomed (65)	73,474	—	73,474	—	—	—	—	—
Fraser Smith (66)	17,376,725	—	17,376,725	—	—	—	—	—
GE Ventures LLC (67)	5,346,022	—	5,346,022	—	—	—	—	—
Glenn E. Colvin Jr. (68)	97,584	—	97,584	—	—	—	—	—
IAG Fund II, LP (69)	1,026,227	—	1,026,227	—	—	—	—	—
James Michael Johnston and Marybeth Johnston (70)	284,265	—	284,265	—	—	—	—	—
Jason Wicklund (71)	3,472	—	3,472	—	—	—	—	—
Jennifer Doogan (72)	78,463	—	78,463	—	—	—	—	—
Jim Hansen (73)	32,190	—	32,190	—	—	—	—	—
Jonas Adler (74)	6,139	—	6,139	—	—	—	—	—
Karma Sok-Choekore (75)	4,055	—	4,055	—	—	—	—	—
Kathryn Ludlow (76)	152,940	—	152,940	—	—	—	—	—
Kendra Kamholtz (77)	27,361	—	27,361	—	—	—	—	—
Kristi Craft-Martindale (78)	48,331	—	48,331	—	—	—	—	—
Kyle Myers (79)	2,086	—	2,086	—	—	—	—	—
Lawrence R. Stevens (80)	102,661	—	102,661	—	—	—	—	—
Lisandro Leon (81)	650	—	650	—	—	—	—	—
Marc Olivier (82)	18,055,290	—	18,055,290	—	—	—	—	—
Mark Gerberding (83)	2,573	—	2,573	—	—	—	—	—
Melinda Sirstins (84)	7,478	—	7,478	—	—	—	—	—
Michael F. Price (85)	284,265	—	284,265	—	—	—	—	—
Michael Louviere (86)	9,348	—	9,348	—	—	—	—	—
Microsoft Global Finance (87)	842,588	—	842,588	—	—	—	—	—
Miranda Leung (88)	144,756	—	144,756	—	—	—	—	—
Preston Woo (89)	321,917	—	321,917	—	—	—	—	—
Raptor Holdco LLC (90)	847,250	—	847,250	—	—	—	—	—
Richard Lyons (91)	8,047	—	8,047	—	—	—	—	—
Robert Mechaley (92)	25,481	—	25,481	—	—	—	—	—
Robotic ODM Investment PTE. LTD (93)	126,596	—	126,596	—	—	—	—	—
Rotor-Sarcos, LLC (94)	6,769,037	—	6,769,037	—	—	—	—	—
Sarcos WDF LLC (95)	1,770,888	—	1,770,888	—	—	—	—	—
Sarcos WDF Series C, LLC (96)	34,680	—	34,680	—	—	—	—	—
Scott Hopper (97)	121,429	—	121,429	—	—	—	—	—
Sidney King (98)	5,606	—	5,606	—	—	—	—	—
Steven Finn (99)	36,729	—	36,729	—	—	—	—	—
Steven Hansen (100)	21,302	—	21,302	—	—	—	—	—
Troy Arbuckle (101)	16,095	—	16,095	—	—	—	—	—
Vivek Vijayaraghavan (102)	32,800	—	32,800	—	—	—	—	—
WISE Ventures Sarcos SPV, LLC (103)	1,922,460	—	1,922,460	—	—	—	—	—
Other Sarcos Holders								—
Andrew Belfer (104)	40,353	—	40,353	—	—	—	—	—
ARJI Sarcos Holdings LLC (105)	50,441	—	50,441	—	—	—	—	—
Benvolio Ventures LLC - Series Sarcos (106)	50,441	—	50,441	—	—	—	—	—

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Betsy M. Blattmachr 2011 Trust II (107)	46,405	—	46,405	—	—	—	—	—
Charles Dunne (108)	3,502	—	3,502	—	—	—	—	—
Charles Pieper (109)	71,155	—	71,155	—	—	—	—	—
Colin Taylor (110)	46,405	—	46,405	—	—	—	—	—
Corrival Trust (111)	793,345	—	793,345	—	—	—	—	—
David R. May Decl of Trust dtd 4/29/93 (112)	1,752	—	1,752	—	—	—	—	—
FRB II Trust dated June 28, 2018 (113)	292,556	—	292,556	—	—	—	—	—
Haga Gard LLC (114)	175,887	—	175,887	—	—	—	—	—
HKMN, LLC (115)	146,278	—	146,278	—	—	—	—	—
Jacquelyn Speaker (116)	5,473	—	5,473	—	—	—	—	—
Jamie L. Pasquale (117)	54,735	—	54,735	—	—	—	—	—
JAWS Equity Owner 53, LLC (118)	351,774	—	351,774	—	—	—	—	—
John Berton (119)	1,752	—	1,752	—	—	—	—	—
John H Eley (120)	1,752	—	1,752	—	—	—	—	—
John Lovisolo (121)	8,757	—	8,757	—	—	—	—	—
John Salvatore (122)	15,132	—	15,132	—	—	—	—	—
Kevin Nystrom (123)	30,264	—	30,264	—	—	—	—	—
Krishnakumar Doraiswami (124)	2,003	—	2,003	—	—	—	—	—
LKK 2019 Irrevocable Trust (125)	40,353	—	40,353	—	—	—	—	—
LKMP Holdings LLC (126)	6,334	—	6,334	—	—	—	—	—
Marc A. Pasquale Roth IRA, Peak Trust Company-NV, Custodian (127)	54,735	—	54,735	—	—	—	—	—
Mare’s Leg Trust (128)	807,532	—	807,532	—	—	—	—	—
Maximilian Hofert (129)	20,176	—	20,176	—	—	—	—	—
MKal Investments, LLC (130)	10,947	—	10,947	—	—	—	—	—
Nelson K. Stacks (131)	3,284	—	3,284	—	—	—	—	—
Nest Egg Dreams LLC (132)	84,740	—	84,740	—	—	—	—	—
Nirav Kachalia Revocable Trust (133)	10,088	—	10,088	—	—	—	—	—
OIG Sarcos, LLC (134)	641,569	—	641,569	—	—	—	—	—
Patricia Moezinia (135)	30,264	—	30,264	—	—	—	—	—
Pieper Family Trust (136)	32,841	—	32,841	—	—	—	—	—
Rajarshi Bhattacharyya (137)	4,282	—	4,282	—	—	—	—	—
Read Capital LLC (138)	191,675	—	191,675	—	—	—	—	—
Richard A. Keller (139)	37,674	—	37,674	—	—	—	—	—
Sanjan Dhody (140)	656,144	—	656,144	—	—	—	—	—
Sarcos Jericho Holdings LLC (141)	84,942	—	84,942	—	—	—	—	—
Sean J. Conroy (142)	10,088	—	10,088	—	—	—	—	—
SJRLO Family LLLP (143)	40,353	—	40,353	—	—	—	—	—
Stanton Green (CSG Holdings Corp) (144)	973	—	973	—	—	—	—	—
T3 WDF, 1 LLC (145)	629,299	—	629,299	—	—	—	—	—
The Goodman Family 2022 Trust (146)	53,531	—	53,531	—	—	—	—	—
The Robert C. Bantle Rev Trust (147)	220,141	—	220,141	—	—	—	—	—
Tribeca ESP Series Fund, LLC --Rotor-Sarcos (148)	49,432	—	49,432	—	—	—	—	—
Trust Under Paragraph Sixth u/w/o Jack Youdeem F/B/O Alexandra Youdeem (149)	20,176	—	20,176	—	—	—	—	—
Trust Under Paragraph Sixth u/w/o Jack Youdeem F/B/O Stephen Youdeem (150)	20,176	—	20,176	—	—	—	—	—
WXW Trust (151)	809,823	—	809,823	—	—	—	—	—

Please see the sections titled “Management,” “Executive Compensation” and “Certain Relationships, Related Party and Other Transactions” appearing elsewhere in this prospectus for information regarding material relationships with our selling securityholders within the past two years.

(1)

Consists of 503,525 shares of Common Stock, of which (a) 100,000 are shares purchased in the PIPE Financing and (b) 403,525 were received via a distribution by Rotor-Sarcos, LLC.. Adebayo O. Ogunlesi exercises voting and investment power over the shares. The address is 1000 Park Avenue #8A, New York, NY 10028.

(2)	Lew Frankfort, Sam Frankfort and Ernest Odinec share voting and investment power over the shares. The address is 3 Columbus Circle, Suite 2120, New York, NY 10019.

(3)

Consists of (a) 16,905,357 shares of Common Stock, of which (i) 1,149,069 are former shares of Class A Common Stock which converted into Common Stock at the Closing; (ii) 366,896 are former Founder Shares which converted into Common Stock at the Closing; (iii) 389,392 shares are underlying Private Placement Warrants; and (iv) 15,000,000 are shares purchased in the PIPE Financing; and (b) 389,392 Private Placement Warrants. The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; and BlackRock Global Long/Short Credit Fund of BlackRock Funds IV. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries.  On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares.  Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, New York 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(4)

Consists of 7,747,915 shares of Common Stock, of which (a) 6,092,817 are shares of Common Stock received at the Closing, (b) 1,555,098 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement and (c) 100,000 are shares purchased in the PIPE Financing.  Caterpillar Inc. (a publicly held company which wholly-owns all equity of Caterpillar Venture Capital Inc.) exercises voting and investment power over the shares. Michael Young, Vice President of Caterpillar Venture Capital Inc., is a former director of Old Sarcos since February of 2019 until immediately prior to the Closing. The address is 510 Lake Cook Road, Suite 100, Deerfield, IL 60015.

(5)	David G. Heller is the trustee of David G. Heller Investment Trust and exercises voting and investment power over the shares. The address is 3 Elliott Drive, Simsbury, CT 06070.
(6)	Joseph Scoby exercises voting and investment power over the shares. The address is 155 N Wacker Drive, Ste 1760, Chicago, IL 60606
(7)	Chris Limbach exercises voting and investment power over the shares. The address is 1201 N. Market Street, Suite 1002, Wilmington, DE 19801.
(8)

Iridian Asset Management LLC exercises control over Iridian Eagle Fund, LP. Harold Levy and David Cohen exercise control over Iridian Asset Management LLC and share voting and investment power over the shares. The address is 276 Post Road West, Westport, CT 06880.

(9)	The address is 1601 Washington Avenue, Miami Beach, FL 33139.
(10)

Consists of 675,200 shares of Common Stock, of which (a) 241,473 are shares of Common Stock received at the Closing, (b) 61,632 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement, (c) 100,000 are shares purchased in the PIPE Financing and (d) 272,095 shares that were received via a distribution by Rotor-Sarcos, LLC. The address is 80 Irving Place, New York, NY 10003.

(11)	The address is 77 Hampton Road, Garden City, NY 11530
(12)	The address is PO Box 676145, Rancho Santa Fe, CA 92067.
(13)	Andrew Belfer exercises voting and investment power over the shares. The address is 7 Colonial Drive, Upper Brookville, NY 11545.
(14)

Consists of 372,095 shares of Common Stock, of which (a) 100,000 are shares purchased in the PIPE Financing and (b) 272,095 shares that were received via a distribution by Rotor-Sarcos, LLC. The address is 505 S. Atlantic Drive, Lantana, FL 33462.

(15)

Consists of 13,512,052 shares of Common Stock, of which (a) 9,748,714 are shares of Common Stock received at the Closing, (b) 3,713,338 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement and (c) 50,000 are shares purchased in the PIPE Financing. Benjamin G. Wolff and Julie Wolff are the sole owners of Mare’s Leg Capital, LLC and share investment and voting control over the shares. Mare’s Leg Capital, LLC is a greater than 10% holder of the Company. Benjamin G. Wolff is the Executive Chairman of the Company and Julie Wolff is the Strategic Advisor to the General Counsel of the Company. The address is 650 South 500 West, Salt Lake City, UT 84108.

(16)

Consists of 884,391 shares of Common Stock, of which (a) 241,473 are shares of Common Stock received at the Closing, (b) 61,632 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement, (c) 130,000 are shares purchased in the PIPE Financing and (e) 451,286 shares that were received via a distribution by Rotor-Sarcos, LLC. Brian D. Finn is the administrator of Marstar Investments LLC and exercises investment and voting control over the shares. Brian D. Finn is a director of the Company and the former chief executive officer of the predecessor of the Company. The address is 38 Evans Drive, Brookville, NY 11545.

(17)

Consists of 1,178,742 shares of Common Stock, of which 1,000,000 are shares purchased in the PIPE Financing. MFP Investors LLC, as the General Partner to MFP Partners, L.P., exercises voting and investment power over the shares. Jennifer Cook Price is managing director of MFP Partners, L.P. and managing member and managing director of MFP Investors, LLC.  The address is 909 Third Ave, 33rd Fl, New York, NY 10022.

(18)

Consists of 90,529 shares of Common Stock, of which 30,000 are shares purchased in the PIPE Financing and 60,529 shares that were received via a distribution by Rotor-Sarcos, LLC. The address is 2869 NE 28th St., Fort Lauderdale, FL 33306.

(19)	Matthew Stamborski exercises voting and investment power over the shares. The address is S74 W16853 Janesville Road, Muskego, WI 53150.
(20)

Integrated Core Strategies (US) LLC, a Delaware limited liability company ("Integrated Core Strategies"), beneficially owns 1,701,850 shares of Common Stock, consisting of: (a) 1,000,000 shares purchased in the PIPE Financing, (b) 701,850 shares of former Class A Common Stock which converted into Common Stock at the Closing and (c) 383,037 shares of Common Stock issuable upon exercise of Private Placement Warrants. Riverview Group LLC, a Delaware limited liability company ("Riverview Group"), beneficially owns 604,620 shares of Common Stock, consisting of: (a) 221,583 former Founder Shares which converted into Common Stock at the Closing. ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands ("ICS Opportunities"), beneficially owns 69,780 shares of former Class A Common Stock which converted into Common Stock at the Closing. ICS Opportunities II LLC, a Cayman Islands limited liability company ("ICS Opportunities II"), beneficially owns 201,729 shares of former Class A Common Stock which converted into Common Stock at the Closing. The information regarding shares of Common Stock issued upon conversion of former shares of Class A Common Stock is provided as of September 22, 2021. ICS Opportunities and ICS Opportunities II are affiliates of Integrated Core Strategies and Riverview Group. Millennium International Management LP, a Delaware limited partnership ("Millennium International Management"), is the investment manager to ICS Opportunities and ICS Opportunities II and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Management LLC, a Delaware limited liability company ("Millennium Management"), is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and ICS Opportunities II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Group Management LLC, a Delaware limited liability company ("Millennium Group Management"), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen ("Mr. Englander"), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group, ICS Opportunities and ICS Opportunities II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group, ICS Opportunities or ICS Opportunities II, as the case may be. The address for the entities and person listed above is 399 Park Avenue, New York, NY 10022.

(21)

Consists of 100,441 shares of Common Stock, of which (a) 50,000 are shares purchased in the PIPE Financing and (b) 50,441 shares that were received via a distribution by Rotor-Sarcos, LLC. James Monsees exercises voting and investment power over the shares. The address is 820 Manhattan Avenue, Suite 102, Manhattan Beach, CA 90266.

(22)	James Monsees exercises voting and investment power over the shares. The address is 820 Manhattan Avenue, Suite 102, Manhattan Beach, CA 90266.
(23)

Consists of 80,353 shares of Common Stock, of which (a) 40,000 are shares purchased in the PIPE Financing and (b) 40,353 shares that were received via a distribution by Rotor-Sarcos, LLC. Mario Michael Tricoci exercises voting and investment power over the shares. The address is 1956 N. Dayton St. Chicago, IL 60614.

(24)

Consists of 35,088 shares of Common Stock, of which (a) 25,000 are shares purchased in the PIPE Financing and (b) 10,088 shares that were received via a distribution by Rotor-Sarcos, LLC. Address is 2021 Fillmore St #2208, San Francisco, CA 94115.

(25)

Consists of 503,525 shares of Common Stock, of which (a) 100,000 are shares purchased in the PIPE Financing and (b) 403,525 shares that were received via a distribution by Rotor-Sarcos, LLC. Adebayo O. Ogunlesi exercises voting and investment power over the shares. The address is 1000 Park Avenue #8A, New York, NY 10028.

(26)

Consists of 55,353 shares of Common Stock, of which (a) 15,000 are shares purchased in the PIPE Financing and (b) 40,353 shares that were received via a distribution by Rotor-Sarcos, LLC. Gerald P. Kaminsky is a managing director of Neuberger Berman LLC and exercises voting and investment power over the shares. The address is 136 Harold Road, Woodmere, NY 11598.

(27)

Palantir Technologies Inc. is currently controlled by its seven-member board of directors. For more information, please see Palantir’s public filings with the SEC. The address is 1200 17th Street, Floor 15, Denver, CO 80202.

(28)

Consists of 75,441 shares of Common Stock, of which (a) 25,000 are shares purchased in the PIPE Financing and (b) 50,441 shares that were received via a distribution by Rotor-Sarcos, LLC. The address is 735 Sheridan RD., Winnetka, IL 60093.

(29)

Consists of 9,940,744 shares of Common Stock, of which (a) 7,839,764 are shares of Common Stock received at the Closing, (b) 2,000,980 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement and (c) 100,000 are shares purchased in the PIPE Financing. Schlumberger Holdings Corporation is the sole stockholder of Schlumberger Technology Corporation. Schlumberger B.V. is the sole stockholder of Schlumberger Holdings Corporation. Schlumberger N.V. (Schlumberger Limited) is the sole stockholder of Schlumberger B.V. Schlumberger N.V. (Schlumberger Limited) owns, directly or indirectly, all of the equity interests of Schlumberger Technology Corporation, and has voting or investment control over the shares held by Schlumberger Technology Corporation. For a list of officers of Schlumberger N.V. (Schlumberger Limited), please refer to Schlumberger N.V. (Schlumberger Limited)'s public filings. The business address for Schlumberger Technology Corporation and Schlumberger Holdings Corporation is 300 Schlumberger Drive, Sugar Land, Texas 77478. The business address for Schlumberger BV is Parkstraat 83, 2514 JG The Hague, Netherlands. The business address for Schlumberger N.V. (Schlumberger Limited) is 5599 San Felipe, 17th Floor, Houston, Texas 77056.

(30)	Joseph Scoby exercises voting and investment power over the shares. The address is 1204 Westview Rd, Glenview, IL 60025
(31)	The address is 2 East 70th Street, New York, NY 10021.
(32)	Robert E. Boyer and Anthony J. Jacobson share voting and investment power over the shares. The address is 1601 Dove Street, Suite 250, Newport Beach, CA 92660.
(33)

Chris Fahy is a portfolio manager at Seven Grand Managers, LLC (“Seven Grand”) and  exercises voting and investment power over the shares pursuant to an Investment Management Agreement among Seven Grand, Walleye Capital LLC, Walleye Opportunities Master Fund Ltd, Walleye Opportunities Fund Ltd and Walleye Opportunities Fund Ltd.  Walleye Capital LLC’s address is 2800 Niagara Lane N. Plymouth, MN 55447.  Seven Grand’s address is 81 Pondfield Road, Suite C302, Bronxville, NY 10708.

(34)

Consists of (a) 2,210,683 shares of Common Stock received at the Closing, (b) 564,244 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement and (c) 50,000 shares purchased in the PIPE Financing. Dennis Weibling has sole voting and dispositive power over the shares held by the Weibling Living Trust and is a director of the Company. The address is 2205 Carillon Pt., Kirkland, WA 98033.

(35)

Consists of 71,761 shares of Common Stock, of which 22,500 are shares purchased in the PIPE Financing and 49,261 shares that were received via a distribution by Rotor-Sarcos, LLC. Marc Weisman is the natural control person of these shares. The address is 16 the Enclave, Dorado, PR 00646.

(36)	Andrew Belfer exercises voting and investment power over the shares. The address is 7 Colonial Drive, Upper Brookville, NY 11545.
(37)

Consists of (a) 11,642,852 shares of Common Stock, of which (i) 5,672,168 are former Founder Shares which converted to Common Stock at the Closing and (ii) 5,970,684 are shares underlying Private Placement Warrants and (b) 5,970,684 Private Placement Warrants. Brian D. Finn exercises voting and investment power over the shares. The address is c/o Rotor Sponsor LLC 405 Lexington Avenue, New York, NY 10174.

(38)

Consists of (a) 905,882 shares of Common Stock received at the Closing and (b) 231,212 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 55 Hudson Yards, 20th Floor, New York, NY 10001.

(39)

Consists of (a) 45,291 shares of Common Stock received at the Closing and (b) 11,558 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement.  Address is 28 Limestone Road, Armonk, NY 10504.

(40)	Consists of (a) 113,237 shares of Common Stock received at the Closing and (b) 28,902 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement.
(41)

Consists of (a) 7,314 shares of Common Stock received at the Closing and (b) 1,866 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 1995 E. Gyrfalcon Dr., Sandy, UT 84092.

(42)

Consists of (a) 640 shares of Common Stock received at the Closing, (b) 162 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement and (c) 12,502 shares underlying New Sarcos Options exercisable by a former employee of the Company.

(43)

Consists of (a) 5,216,458 shares of Common Stock, of which (i) 3,907,302 are shares received at the Closing and (ii) 1,309,156 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Benjamin Wolff is the Executive Chairman of the Company. Address is 650 South 500 West, Salt Lake City, UT 84101.

(44)

Consists of (a) 53,908 shares of Common Stock received at the Closing and (b) 13,758 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is P.O. Box 7030, Stockholm, SE-10386.

(45)

Consists of (a) 44,880 shares of Common Stock received at the Closing and (b) 11,454 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(46)

Consists of (a) 226,465 shares of Common Stock received at the Closing and (b) 57,800 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 400 Capital Park Ave. E., #105, Salt Lake City, UT 84103.

(47)

Consists of (a) 53,908 shares of Common Stock received at the Closing and (b) 13,758 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 733 Front Street, #509, San Francisco, CA 94111.

(48)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(49)

Consists of (a) 7,386 shares of Common Stock received at the Closing and (b) 2,356 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 3604 E Oakrim Way, Salt Lake City, UT 84109.

(50)

Consists of (a) 7,693 shares of Common Stock received at the Closing and (b) 1,962 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 6239 Branting Street, San Diego, CA 92122.

(51)

Consists of (a) 2,841,506 shares of Common Stock received at the Closing and (b) 752,250 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 422 Old Santa Fe Trail, Santa Fe, NM 87501.

(52)

Consists of 255,038 shares of Common Stock, of which (a) 112,842 are shares received at the Closing, (b) 113,396 are shares underlying RSUs and (c) 28,800 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(53)

Consists of (a) 53,908 shares of Common Stock received at the Closing and (b) 13,758 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 2026 Shore Avenue, Freeland, WA 98249.

(54)

Consists of (a) 174,855 shares of Common Stock received at the Closing and (b) 44,628 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 15 Echo Lane, Greenwich, CT 06830.

(55)

Consists of (a) 12,823 shares of Common Stock received at the Closing and (b) 3,272 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(56)

Consists of (a) 2,264,695 shares of Common Stock received at the Closing and (b) 578,028 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 1030 Delta Boulevard, Atlanta, GA 30354.

(57)

Consists of (a) 708,108 shares of Common Stock received at the Closing and (b) 180,732 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Dennis Weibling is a director of the Company. The address is 2205 Carillon Pt. Kirkland, WA 98033.

(58)

Consists of (a) 5,682,757 shares of Common Stock received at the Closing and (b) 2,900,856 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is Box 55998, Stockholm, Sweden.

(59)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(60)

Consists of 110,208 shares of Common Stock, of which (a) 74,937 are shares of Common Stock received at the Closing, (b) 19,126 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement, and (c) 16,145 shares that were received via a distribution by Rotor-Sarcos, LLC. Address is 5206 Harbor Town Drive, Dallas, TX 75287.

(61)

Consists of (a) 22,645 shares of Common Stock received at the Closing and (b) 5,778 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 211 West Canton Street, Unit 2, Boston, MA 02116.

(62)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.

(63)

Consists of (a) 204 shares of Common Stock received at the Closing and (b) 52 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 4857 W. 2500 W., Roy, UT 84067.

(64)

Consists of (a) 241,473 shares of Common Stock received at the Closing and (b) 61,632 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. 7 West 81st St., Apt. 19B, New York, NY 10024.

(65)

Consists of 73,474 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 12th floor, unit one, BlockD, Yue Yan mansion, 96 pokfulam road, Hong Kong.

(66)

Consists of (a) 13,726,099 shares of Common Stock received at the Closing, (b) 73,248 shares underlying RSUs and (c) 3,577,378 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Fraser Smith is a former executive officer of the Company, a former director of Old Sarcos, and a greater than 5% shareholder of the Company. Address is 2458 So. Promontory Dr., Salt Lake City, UT 84109.

(67)

Consists of (a) 3,854,238 shares of Common Stock received at the Closing and (b) 1,491,784 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 2882 Sand Hill Road, Menlo Park, CA 94025.

(68)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(69)

Consists of (a) 679,409 shares of Common Stock received at the Closing and (b) 346,818 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 200 Meeting Street, Suite 403, Charleston, SC 29401.

(70)

Consists of (a) 226,465 shares of Common Stock received at the Closing and (b) 57,800 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 28 Limestone Road, Armonk, NY 10504.

(71)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(72)

Consists of (a) 62,509 shares of Common Stock received at the Closing and (b) 15,954 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(73)

Consists of (a) 25,646 shares of Common Stock received at the Closing and (b) 6,544 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 11414 53rd Ave NE, Marysville, WA 98271.

(74)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(75)

Consists of (a) 3,231 shares of Common Stock received at the Closing and (b) 824 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 1192 W. Primavera Way, West Jordan, UT 84084.

(76)

Consists of (a) 121,844 shares of Common Stock received at the Closing and (b) 31,096 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 10 Sussex Mews West, London W22SE, United Kingdom.

(77)

Consists of (a) 21,799 shares of Common Stock received at the Closing and (b) 5,562 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 4544 Columbus Street, Apt. 1008, Virginia Beach, VA 23462.

(78)

Consists of (a) 39,782 shares of Common Stock and (b) 8,549 shares of Common Stock underlying New Sarcos RSUs. Kristi Martindale is an executive officer of the Company. Address is 650 South 500 West, Salt Lake City, UT 84101.

(79)

Consists of (a) 1,664 shares of Common Stock received at the Closing and (b) 422 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(80)

Consists of (a) 102 shares of Common Stock received at the Closing, (b) 26 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement and (c) 102,533 shares underlying New Sarcos Options exercisable by a former employee of the Company.

(81)

Consists of (a) 518 shares of Common Stock received at the Closing and (b) 132 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(82)

Consists of (a) 14,325,512 shares of Common Stock received at the Closing, (b) 73,408 shares received from the exercise of RSUs and (c) 3,656,370 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Marc Olivier is a former officer of Old Sarcos and a greater than 5% stockholder. Address is 1941 Wasatch Drive, Salt Lake City, UT, 84108.

(83)

Consists of (a) 2,051 shares of Common Stock received at the Closing and (b) 522 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 650 South 500 West, Salt Lake City, UT 84101.

(84)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(85)

Consists of (a) 226,465 shares of Common Stock received at the Closing and (b) 57,800 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is Attn: MFP Investors LLC, 909 Third Ave., 33 Floor, New York, NY 10022.

(86)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(87)

Consists of (a) 322,396 shares of Common Stock received at the Closing and (b) 520,192 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is One Microsoft Way, Redmond, WA 98033.

(88)	Consists of 144,756 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 105 Westbourne Terrace, Flat 2, London W2 6QT, United Kingdom.
(89)

Consists of (a) 256,461 shares of Common Stock received at the Closing and (b) 65,456 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 3424 97th Ave SE, Mercer Island, WA 98040.

(90)

Consists of (a) 674,974 shares of Common Stock received at the Closing and (b) 172,276 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 280 Congress Street 12th Fl, Boston, MA 2210.

(91)

Consists of (a) 6,411 shares of Common Stock received at the Closing and (b) 1,636 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 1454 NE Orenco Station Pkwy, Hillsboro OR 97124.

(92)

Consists of (a) 20,301 shares of Common Stock received at the Closing and (b) 5,180 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. 6903 Ainsdale Ct., Rapid City SD 57702.

(93)	Consists of 126,596 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 1 Sophia Road, #05-03 Peace Centre, Singapore.
(94)

Consists of (a) 4,486,483 shares of Common Stock received at the Closing and (b) 2,282,554 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Richard Keller, as the manager of RK Management LLC, the manager of Rotor-Sarcos, LLC, exercises voting and investment power over the shares. The address is 515 Madison Ave., 29th Floor, New York, NY 10022.
(95)

Consists of (a) 1,025,000 shares of Common Stock received at the Closing and (b) 745,888 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is c/o Tower Three Partners, Two Sound View Drive, Greenwich, CT 06830.

(96)	Consists of 34,680 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is c/o Tower Three Partners, Two Sound View Drive, Greenwich, CT 06830.
(97)	Consists of 121,429 shares of Common Stock underlying New Sarcos RSUs. Address is 650 South 500 West, Salt Lake City, UT 84101.
(98)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(99)

Consists of 36,729 shares of Common Stock, of which (a) 24,974 are shares of Common Stock received at the Closing, (b) 6,374 are Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement, and (c) 5,381 shares that were received via a distribution by Rotor-Sarcos, LLC. 1132 Winding Drive, Cherry Hill, NJ 08003.

(100)

Consists of (a) 10,081 shares of Common Stock and (b) 11,221 shares of Common Stock underlying New Sarcos RSUs. Steven Hansen is the former Chief Financial Officer of the Company. Address is 650 South 500 West, Salt Lake City, UT 84101.

(101)	Consists of (a) 12,823 shares of Common Stock received at the Closing and (b) 3,272 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement.
(102)	Consists of shares underlying New Sarcos Options exercisable by a former employee of the Company.
(103)

Consists of (a) 1,531,554 shares of Common Stock received at the Closing and (b) 390,906 Earn-Out Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Address is 13-15 West 54th Street, New York, NY 10019.

(104)	Consists of 40,353 shares of Common Stock held by Andrew Belfer, who exercises voting and investment power over the shares. The address is 7 Colonial Drive, Upper Brookville, NY 11545.
(105)

Consists of 50,441 shares of Common Stock held by ARJI Sarcos Holdings LLC. Mitchell Gary Kahn exercises voting and investment power over the shares. The address is 100 Jericho Quadrangue Suite 220, Jericho, NY 11753.

(106)

Consists of 50,441 shares of Common Stock held by Benvolio Ventures LLC – Series Sarcos. Ernest Odinec exercises voting and investment power over the shares. The address is 3 Columbus Circle, Suite 2120, New York, NY 10019.

(107)

Consists of 46,405 shares of Common Stock held by Betsy M. Blattmachr 2011 Trust II. Matthew Blattmachr is the trustee of Betsy M. Blattmachr 2011 Trust II and exercises voting and investment power over the shares. The address is 3000 A St. Ste. 200, Anchorage, AK 99503.

(108)

Consists of 3,502 shares of Common Stock held by Charles Dunne that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. The address is 601 Washington Street, New York, NY 10014.

(109)	Consists of 71,155 shares of Common Stock held by Charles Pieper, who exercises voting and investment power over the shares. The address is 721 Old Post Road, Cotuit, MA 02635.
(110)	Consists of 46,405 shares of Common Stock held by Colin Taylor, who exercises voting and investment power over the shares.
(111)

Consists of 793,345 shares of Common Stock held by Corrival Trust. Willow Street Trust Company of Wyoming, LLC is the trustee of Corrival Trust and exercises voting and investment power over the shares. The beneficiaries of Corrival Trust are Benjamin G. Wolff, the Executive Chairman of the Company, and Julie Wolff, the Strategic Advisor to the General Counsel of the Company, together with their family. The address is Willow Street Trust Company of Wyoming, LLC, 255 Buffalo Way #1905, PO Box 1905, Jackson, WY 83001.

(112)

Consists of 1,752 shares of Common Stock held by David R. May Decl of Trust dtd 4/29/93 that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. David R. May is the trustee of David R. May Decl of Trust dtd 4/29/93 and exercises voting and investment power over the shares. The address is 1807 N Honore Street, Chicago, IL 60622.

(113)

Consists of 292,556 shares of Common Stock held by FRB II Trust dated June 28, 2018. Chris Limbach exercises voting and investment power over the shares. The address is 1201 N. Market Street, Suite 1002, Wilmington, DE 19801.

(114)

Consists of 175,887 shares of Common Stock held by Haga Gard LLC. Martin HP Sonderstrom exercises voting and investment power over the shares. The address is 440 N Andrews Ave, Fort Lauderdale, FL 33301.

(115)	Consists of 146,278 shares of Common Stock held by HKMN, LLC. Jeffrey Hechtman exercises voting and investment power over the shares. The address is 1204 Westview Rd., Glenview, IL 60025.
(116)	Consists of 5,473 shares of Common Stock held by Jacquelyn Speaker, who exercises voting and investment power over the shares. The address is 250 West Street, Apt 3L, New York, NY 10013.
(117)	Consists of 54,735 shares of Common Stock held by Jamie L. Pasquale, who exercises voting and investment power over the shares. The address is 1135 W. Wrightwood Ave., Chicago, IL 60614.
(118)

Consists of 351,774 shares of Common Stock held by JAWS Equity Owner 53, LLC. Barry S. Sternlicht exercises voting and investment power over the shares. The address is 2430 Collins Avenue, Miami Beach, FL 33139.

(119)

Consists of 1,752 shares of Common Stock held by John Berton that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. The address is 67 Murray Street Apt 4, New York, NY 10007.

(120)	Consists of 1,752 shares of Common Stock held by John H Eley that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. The address is 46 W 90th Street, New York, NY 10024.
(121)

Consists of 8,757 shares of Common Stock held by John Lovisolo that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. The address is 180 Schuyler Road, Allendale, NJ 7401.

(122)	Consists of 15,132 shares of Common Stock held by John Salvatore, who exercises voting and investment power over the shares. The address is 87 Beacon Hill Dr. Southbury, CT 06488.
(123)	Consists of 30,264 shares of Common Stock held by Kevin Nystrom, who exercises voting and investment power over the shares. The address is 66 Leonard Street #10D, New York, NY 10013.

(124)

Consists of 2,003 shares of Common Stock held by Krishnakumar Doraiswami that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. The address is 66 Millbrook Road, New Vernon, NJ 07976.

(125)

Consists of 40,353 shares of Common Stock held by LKK 2019 Irrevocable Trust. Lauri Kien Kotcher is the trustee of LKK 2019 Irrevocable Trust and exercises voting and investment power over the shares. The address is 250 E 87th Street, 16F, New York, NY 10128.

(126)	Consists of 6,334 shares of Common Stock held by LKMP Holdings LLC. Louis P. Kreisberg exercises voting and investment power over the shares. The address is505 South Atlantic Drive, Lantana, FL 33462.
(127)

Consists of 54,735 shares of Common Stock held by Marc A. Pasquale Roth IRA, Peak Trust Company-NV, Custodian. Amber Gunn is the trust officer of Marc A. Pasquale Roth IRA, Peak Trust Company-NV, Custodian and exercises voting and investment power over the shares. The address is 1840 E Warm Springs Rd., Ste. 105, Las Vegas, NV 89119.

(128)

Consists of 807,532 shares of Common Stock held by Mare’s Leg Trust. Willow Street Trust Company of Wyoming, LLC is the trustee of Mare’s Leg Trust and exercises voting and investment power over the shares. The beneficiaries of Mare’s Leg Trust are Benjamin G. Wolff, the Executive Chairman of the Company, and Julie Wolff, the Strategic Advisor to the General Counsel of the Company, together with their family. The address is Willow Street Trust Company of Wyoming, LLC, 255 Buffalo Way #1905, PO Box 1905, Jackson, WY 83001.

(129)	Consists of 20,176 shares of Common Stock held by Maximillian Hofert, who exercises voting and investment power over the shares. The address is 63 Coniger Road, London SW6 3TB, United Kingdom.
(130)	Consists of 10,947 shares of Common Stock held by MKal Investments, LLC. Michael Kalen exercises voting and investment power over the shares. The address is 93 Stoner Drive, West Hartford, Ct. 06107.
(131)	Consists of 3,284 shares of Common Stock held by Nelson K. Stacks, who exercises voting and investment power over the shares. The address is 393 Brookline St. Newton, MA 02459-3142.
(132)

Consists of 84,740 shares of Common Stock held by Nest Egg Dreams LLC. Mitchell Gary Kahn exercises voting and investment power over the shares. The address is 100 Jericho Quadrangue Suite 220, Jericho, NY 11753.

(133)

Consists of 10,088 shares of Common Stock held by Nirav Kachalia Revocable Trust.  Nirav Kachalia exercises voting and investment power over the shares. The address is 2102 Cliffs Edge Drive, Austin, Texas 78733.

(134)	Consists of 641,569 shares of Common Stock held by OIG Sarcos, LLC. Kyle M. Veenstra exercises voting and investment power over the shares. The address is S74 W16853 Janesville Rd, Muskego, WI 53150.
(135)	Consists of 30,264 shares of Common Stock held by Patricia Moezinia, who exercises voting and investment power over the shares. The address is 1000 Park Ave #5B, New York, NY 10028.
(136)	Consists of 32,841 shares of Common Stock held by Pieper Family Trust. Charles Pieper exercises voting and investment power over the shares. The address is 721 Old Post Road, Cotuit, MA 02635.
(137)

Consists of 4,282 shares of Common Stock held by Rajarshi Bhattacharyya that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. The address is 320 Central Park West, Apt 6BC, New York, NY 10025.

(138)

Consists of 191,675 shares of Common Stock held by Read Capital LLC. Franklin W. Hobbs exercises voting and investment power over the shares. The address is 750 Lexington Avenue, 9th Floor, New York, NY 10021.

(139)	Consists of 37,674 shares of Common Stock held by Richard A. Keller, who exercises voting and investment power over the shares. The address is 15 Echo Lane, Greenwich, CT 06830.
(140)	Consists of 656,144 shares of Common Stock held by Sanjan Dhody, who exercises voting and investment power over the shares. The address is 8230 Hawthorne Ave, Miami Beach, FL 33141.
(141)

Consists of 84,942 shares of Common Stock held by Sarcos Jericho Holdings LLC. Mitchell Gary Kahn exercises voting and investment power over the shares. The address is 100 Jericho Quadrangue Suite 220, Jericho, NY 11753.

(142)	Consists of 10,088 shares of Common Stock held by Sean J. Conroy, who exercises voting and investment power over the shares. The address is 500 W. Superior Street, 2405, Chicago, IL 60654.
(143)	Consists of 40,353 shares of Common Stock held by SJRLO Family LLLP. Steven Koch exercises voting and investment power over the shares. The address is 2012 N Mohawk St, Chicago, IL 60614.
(144)

Consists of 973 shares of Common Stock held by Stanton Green (CSG Holdings Corp) that were received via a distribution by Tribeca ESP Series Fund, LLC --Rotor-Sarcos. Stanton Green exercises voting and investment control over the shares. The address is 619 Harrison Avenue, Harrison, NY 10528.

(145)

Consists of 629,299 shares of Common Stock held by T3 WDF 1, LLC. William D. Forrest exercises voting and investment power over the shares. The address is c/o Tower Three Partners, 2 Sound View Drive, Greenwich, CT 06830.

(146)

Consists of 53,531 shares of Common Stock held by The Goodman Family 2022 Trust, of which (a) 12,500 shares were received via a distribution by Gee Jay LLC and (b) 41,031 were received via a distribution by Rotor-Sarcos, LLC. Helane Goodman is the trustee of The Goodman Family 2022 Trust and exercises voting and investment power over the shares. The address is 5 Hemlock Drive Brookville, NY 11545.

(147)

Consists of 220,141 shares of Common Stock held by The Robert C. Bantle Revocable Trust. Robert C. Bantle is the trustee of The Robert C. Bantle Revocable Trust and exercises voting and investment power over the shares. The address is 365 Post Road, Darien, CT 06820.

(148)

Consists of 49,432 shares of Common Stock held by Tribeca ESP Series Fund, LLC -- Rotor-Sarcos (“TESP”), a series of Tribeca ESP Master Fund, LLC, a Delaware Series LLC. John Lovisolo, John Berton, John McEvoy, William Fischer, Christopher Brown, Sudip Thakor, David Levy, Charles Dunne, Ali Satrap, John Eley, Nickolai Ogurtsov and Krishnakumar Doraiswami share investment and voting control over the shares. TESP’s address is PO Box 171305 SLC, UT 84117.

(149)

Consists of 20,176 shares of Common Stock held by Trust Under Paragraph Sixth u/w/o Jack Youdeem F/B/O Alexandra Youdeem. Patricia Moezinia exercises voting and investment power over the shares. The address is 1000 Park Ave #5B, New York, NY 10028.

(150)

Consists of 20,176 shares of Common Stock held by Trust Under Paragraph Sixth u/w/o Jack Youdeem F/B/O Stephen Youdeem. Patricia Moezinia exercises voting and investment power over the shares. The address is 1000 Park Ave #5B, New York, NY 10028.

(151)

Consists of 809,823 shares of Common Stock held by WXW Trust. Willow Street Trust Company of Wyoming, LLC is the trustee of WXW Trust and exercises voting and investment power over the shares. The beneficiaries of WXW Trust are Benjamin G. Wolff, the Executive Chairman of the Company, and Julie Wolff, the Strategic Advisor to the General Counsel of the Company, together with their family. The address is Willow Street Trust Company of Wyoming, LLC, 255 Buffalo Way #1905, PO Box 1905, Jackson, WY 83001.

DESCRIPTION OF SECURITIES

The following sets forth a summary of the material terms of the Company’s securities, including certain provisions of Delaware law and the material provisions of the Second Amended and Restated Certificate of Incorporation, or the Charter and the Amended and Restated Bylaws, or the Bylaws.  This summary is not intended to be a complete summary of the rights and preferences of such securities.  The full texts of the proposed Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. We urge you to read our Charter and Bylaws in their entirety, as well as the applicable provisions of Delaware law, for a complete description of the rights and preferences of the Company’s securities.

Authorized Capitalization

The Charter authorizes the issuance of 1,000,000,000 shares of capital stock, of which

•	990,000,000 shares are designated as Common Stock, par value $0.0001 per share, and
•	10,000,000 shares are designated as preferred stock, par value $0.0001 per share.

As of September 30, there were approximately 154,639,416 shares of Common Stock outstanding, held of record by approximately 273 holders of Common Stock, no shares of preferred stock outstanding and approximately 20,549,453 Warrants outstanding held of record by approximately 13 holders of Warrants.  Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Dividend rights

Subject to preferences that may be applicable to then-outstanding preferred stock, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board out of legally available funds.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. On January 14, 2021, Rotor effected a stock dividend of 0.2 shares for each outstanding Founder Share, which, for the avoidance of doubt, were converted into Common Stock of the Company at Closing), resulting in an aggregate of 6,900,000 Founder Shares outstanding, in order to maintain the number of Founder Shares at 20% of the issued and outstanding shares of our Common Stock upon the consummation of the IPO.

No Preemptive or Other Rights

Holders of Common Stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.  Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock.

Our stockholders do not have the ability to cumulate votes for the election of directors. As a result, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law, the Charter, the Bylaws, or the rules of the stock exchange on which the Company’s securities are listed. The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Outstanding Awards

As of September 30, 2022, options to purchase 13,246,887 shares of Common Stock and restricted stock units covering 3,212,563 shares of Common Stock were outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action. As of February 15, 2022, there are no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

Warrants

Public Stockholders’ Warrants

Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on January 20, 2022, provided that we have an effective registration statement under the Securities Act covering the shares of the Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement entered into between Continental Stock Transfer & Trust Company and Rotor, or the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder.  Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of our Common Stock.  This means only a whole Warrant may be exercised at a given time by a Warrant holder.  The Warrants will expire five years after the completion of the Business Combination, or September 24, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available.  No Warrant will be exercisable and we will not be obligated to issue a share of our Common Stock upon exercise of a Warrant unless the share of our Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants.  In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.  In no event will we be required to net cash settle any Warrant.  In the event that a registration statement is not effective for the exercised Warrants, the purchaser in the IPO of a unit containing such Warrant will have paid the full purchase price for the unit solely for the share of our Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty business days after the Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Common Stock issuable upon exercise of the Warrants.  We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of the Warrant Agreement.  If a registration statement covering the issuance of the shares of our Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the Closing, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.  In addition, if our Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of our Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.  In such event, each holder would pay the exercise price by surrendering each such Warrant for that number of shares of our Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Warrants, multiplied the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value and (B) 0.361.  The “fair market value” shall mean the volume weighted average price of the shares of our Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by Continental Stock Transfer & Trust Company, or the Warrant Agent.

Redemption of Warrants When the Price per Share of Our Common Stock Equals or Exceeds $18.00

Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per Warrant;
•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and
•

if, and only if, the last reported sale price of the shares of our Common Stock for any 20 trading days within a 30-trading day period commencing after the Warrants become exercisable and ending three business days before we send the notice of redemption to the Warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.  However, we will not redeem the Warrants unless an effective registration statement under the Securities Act covering the shares of our Common Stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of our Common Stock is available throughout the 30-day redemption period.

We have established the last redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price.  If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date.  Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised.  However, the price of the shares of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price per Share of Our Common Stock Equals or Exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants if we do not utilize this redemption provision):

•	in whole and not in part;
•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock (as defined below);

•	if, and only if, the Reference Value (as defined above) equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) the Private Placement Warrants must also be concurrently called for redemption on the same terms (except as described above with respect to a holder’s ability to cashless exercise its Warrants) as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of shares of our Common Stock that a Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined based on the volume-weighted average price of our Common Stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.  We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of the Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below.  If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Warrant after such adjustment and the denominator of which is the exercise price of the Warrant immediately after to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted.

	Fair Market Value of Our Common stock
Redemption Date (period to expiration of Warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable.  For example, if the volume-weighted average price of our Common Stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Common Stock for each whole Warrant.  For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our A Common Stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Common Stock for each whole Warrant.  In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Common Stock per Warrant (subject to adjustment).

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants (other than the Private Placement Warrants) when the trading price for the shares of Common Stock exceeds $18.00 per share for a specified period of time.  This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of our Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants When the Price per Share of Our Common Stock Equals or Exceeds $18.00.”  Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of January 14, 2021.  This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure.

As stated above, we can redeem the Warrants when the shares of our Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares.  If we choose to redeem the Warrants when the shares of our Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of our Common Stock will be issued upon exercise.  If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of our Common Stock to be issued to the holder.  If, at the time of redemption, the Warrants are exercisable for a security other than the shares of our Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security.  At such time as the Warrants become exercisable for a security other than the shares of our Common Stock, the Company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Maximum Percentage.  A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.  If the number of outstanding shares of our Common Stock is increased by a stock capitalization or stock dividend payable in shares of our Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock capitalization or stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock.  A rights offering to holders of common stock entitling holders to purchase Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering and (y) the historical fair market value.  For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of our Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of shares of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of our Common Stock on account of such Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above and (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of our Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of our Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of our Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.  If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of our Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant.  The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and Rotor.  The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement , but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised.  The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Common Stock.  After the issuance of our Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants.  If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of our Common Stock to be issued to the Warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the shares of our Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except pursuant to limited exceptions as described under “—Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us so long as they are held by Rotor Sponsor, LLC, a Delaware limited liability company, or the Sponsor, or its permitted transferees (except as otherwise set forth herein).  The initial purchasers or their permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis.  Except as described herein, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants.  If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

The redemption rights described under “—Redemption of Warrants When the Price per Share of Our Common Stock Equals or Exceeds $10.00,” will not apply to the Private Placement Warrants if at the time of redemption the Private Placement Warrants continue to be held by the initial purchasers or their permitted transferees under the Warrant Agreement.  If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the Warrants by (y) the historical fair market value.  For these purposes, the “historical fair market value” shall mean the volume-weighted average sale price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is received by the Warrant Agent.

Restrictions on Transfers of Founder Shares and Private Placement Warrants

The Founder Shares, Private Placement Warrants and any shares of our Common Stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions pursuant to the letter agreement entered into by the Sponsor and Rotor’s directors and officers with Rotor in connection with the IPO, which we refer to as the Founders Letter Agreement. The Sponsor and each member of our management team have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the Business Combination and (b) upon completion of the Business Combination, (x) if the last reported sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Business Combination or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after the Business Combination that results in all of our stockholders having the right to exchange their Common Stock for cash, securities or other property.  The Private Placement Warrants and the respective Common Stock underlying such Warrants are not transferable or salable until 30 days after the completion of the Business Combination.  The foregoing restrictions are not applicable to transfers (a) to Rotor’s initial officers or directors, any affiliates or family members of any of our initial stockholders, officers or directors, any members of the Sponsor or its affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Common Stock, as applicable, were originally purchased; (f) by virtue of the limited partnership agreements or other applicable organizational documents of the Sponsor upon dissolution of the Sponsor; (g) as distributions to limited partners or members of the Sponsor; (h) by virtue of the laws of the State of Delaware or of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (i) to the Company for no value for cancellation in connection with the completion of the Business Combination; or (j) in the event of our completion of a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to our completion of the Business Combination; provided, however, that in the case of clauses (a) through (h), or with our prior written consent, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

On January 14, 2021, each of the Millennium Holders and BlackRock Holders entered into a letter agreement, or the Millennium Letter Agreement and BlackRock Letter Agreement, respectively, whereby the Millennium Holder, among other things agreed to purchase from the Company 395,192 Founder Shares for $436,731 and 419,423 Private Placement Warrants for $419,423 and the BlackRock Holders agreed to purchase from the Company 395,192 Founder Shares for $436,727 and 419,423 Private Placement Warrants for $419,423.  Pursuant to the Millennium Letter Agreement and the BlackRock Letter Agreement, the Founder Shares and Private Placement Warrants are subject to the same lock-up and transfer restrictions as set forth in the Founders Letter Agreement (with substantially similar provisions with respect to permitted transferees) and Millennium shall have the same registration rights as set forth in the registration agreement, dated as of January 14, 2021, entered into by and among Rotor and certain Rotor stockholders, which we refer to as the Founder Registration Rights Agreement.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and Warrant Agent for our Warrants is Continental Stock Transfer & Trust Company.  We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against such claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Certain provisions of our Charter and Bylaws which are summarized below may have the effect of delaying, deferring or discouraging another person from acquiring control of us.  They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.  We believe that the benefits of increased protection of our ability to negotiate with an unfriendly or unsolicited acquirer will outweigh the disadvantages of discouraging a proposal to acquire the post-combination company because negotiation of these proposals could result in an improvement of their terms.  We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control.  Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL.  Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•

mergers or consolidations involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•

any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation;

•

subject to exceptions, any transaction that results in the issuance or transfer by the corporation, or any direct or indirect majority-owned subsidiary of the corporation, of any stock of the corporation or such subsidiary to the interested stockholder;

•

any transaction involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or such subsidiary beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions may have the effect of delaying, deferring or preventing changes in control of the Company.

Certificate of Incorporation and Bylaws Provisions

Provisions of the Charter and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management.  Among other things, the Charter and the Bylaws:

•	permit our board of directors to issue shares of preferred stock, with any powers, rights, preferences and privileges as they may designate;
•	provide that the authorized number of directors may be changed only by resolution of our board of directors;
•

provide that all vacancies and newly created directorships, may, except as otherwise required by law, our governing documents or resolution of our board of directors, and subject to the rights of holders of our preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director;

•	divide our board of directors into three classes, each of which stands for election once every three years;
•

for so long as our board of directors is classified, and subject to the rights of holders of our preferred stock, provide that a director may only be removed from the board of directors by the stockholders for cause, and only by the affirmative vote of the holders of at least a 66⅔% of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors or our chief executive officer;
•

provide that stockholders will be permitted to amend certain provisions of the Charter and the Bylaws only upon receiving at least two-thirds of the voting power of the then outstanding voting securities, voting together as a single class; and

•	designate the Delaware and federal district courts as the exclusive forums for certain disputes.

Forum Selection Clause

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a breach of a fiduciary duty owed by any director, stockholder, officer or other employee to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our Charter and Bylaws (as either may be amended from time to time), or (4) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants.  In addition, our Bylaws provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act.  Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing Bylaw provisions. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Advance Notice of Director Nominations and New Business

Our Bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director.  In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information in certain form.  Our Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company.  Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Registration Rights

Founder Registration Rights Agreement

We entered into a registration rights agreement with respect to the shares issued in the Business Combination in exchange for Founder Shares, the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants. Pursuant to this registration rights agreement, the Rotor Restricted Stockholders and their permitted transferees are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

PIPE Financing

We have provided the PIPE Investors with certain customary registration rights with respect to the Common Stock issued pursuant to the PIPE Financing.  Pursuant to the Subscription Agreements, we are obligated, at our sole expense, to register with the SEC such Common Stock for resale no later than 30 days following the consummation of the Business Combination and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

Registration Rights Agreement

Prior to the consummation of the Business Combination, Rotor, Old Sarcos, the Sponsor and certain Old Sarcos Stockholders entered into a registration rights agreement with respect to the Company’s securities, or the Registration Rights Agreement.  The Registration Rights Agreement provides for the registration of the Common Stock and Private Placement Warrants (and the Common Stock underlying such Warrants) held by such security holders with the SEC on Form S-1 or, when available, Form S-3, as well as certain piggy-back registration rights.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Rule 144

Pursuant to Rule 144 under the Securities Act, or Rule 144, a person who has beneficially owned restricted Common Stock or restricted Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports), other than Form 8-K reports, preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or restricted Warrants for at least six months but who are affiliates of ours at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of the then outstanding equity shares of the same class; or
•	the average weekly reported trading volume of our Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We are no longer a shell company, and as a result, if the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted shares of Common Stock or restricted Warrants.

Rule 145

The shares of Common Stock and Warrants held by certain persons or entities is subject to the provisions of Rule 145 under the Securities Act, or Rule 145. Under Rule 145, a person or entity that is an affiliate of a party to a merger, acquisition or reclassification (a “merger”) involving a shell company at the time the merger is submitted for vote or consent by the parties is deemed to be an underwriter in connection with any transaction to publicly offer or sell securities acquired in the merger unless the following conditions are met:

•	the conditions set forth under “Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies”; and
•

either (i) the sale occurs at least 90 days after the securities were acquired in the merger and the conditions applicable to resales under Rule 144(c), (e), (f) and (g), are satisfied or (ii) for a person who is not an affiliate of ours on the date of sale (and has not been an affiliate of ours within three months prior to the date of sale), either (A) at least one year has elapsed since the securities were acquired in the merger or (B) if we satisfy the current public information requirements set forth in Rule 144(c), at least six months have elapsed since the securities were acquired in the merger.

Securities subject to Rule 145 may be resold pursuant to a registration statement registering their resale which is also registering the resales of the securities acquired in the merger.

Lock-Up Restrictions

Founder Shares and Private Placement Warrants

The applicable lock-up periods for the Common Stock and Private Placement Warrants held by the Rotor Restricted Stockholders have expired and such securities are freely tradable.

Former Old Sarcos Stockholders

Pursuant to the Bylaws of the Company and lock-up agreements entered into with certain securityholders, or Old Sarcos Lock-up Agreements, former Old Sarcos Stockholders and certain equity award recipients will be subject to the following lock-up periods.

If the Common Stock is issued from the exchange or conversion of Old Sarcos Common Stock, Old Sarcos options, Old Sarcos restricted stock awards or Old Sarcos restricted stock unit awards, then:

•	twenty percent (20%) of the Common Stock became transferable at the close of business on March 23, 2022; and
•

the remaining eighty percent (80%) of the Common Stock may only be transferred beginning upon the earlier to occur of (a) such time as the post-combination company or any of its subsidiaries have delivered to one or more customers at least 20 Guardian XO and/or Guardian XT and/or Sapien commercial units (but in no event prior to the close of business on the one year anniversary of the Closing) and (b) the close of business on the two year anniversary of the Closing.

As of September 24, 2022, the lock-up periods under the Old Sarcos Lock-up Agreements and the Bylaws applicable to the Common Stock issued from the exchange or conversion of shares of Old Sarcos preferred stock or warrants have fully expired.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 20,543,113 shares of our Common Stock issuable upon the exercise of Warrants. We are also registering the resale by the selling securityholders of up to 156,791,216 additional shares of our Common Stock and 6,743,113 Private Placement Warrants. We are registering the Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. As used herein, references to “selling securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock or Warrants or interests in the Securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will receive an aggregate of approximately $236.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders, or
•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities, or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in one or more transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options or other hedging transactions, whether through an options exchange or otherwise;
•	in distributions to members, limited partners or stockholders of selling securityholders;
•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

In connection with distributions of the Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus. The selling securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.

With respect to securities being registered pursuant to the Registration Rights Agreement and the Founder Registration Rights Agreement, we have agreed to indemnify or provide contribution to each selling securityholder and each of their officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a selling securityholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act.

With respect to those securities being registered pursuant to a Subscription Agreement, we have agreed to indemnify or provide contribution to each selling securityholder and each of their officers, directors, employees, advisors and agents of the selling securityholder and each person who controls the selling securityholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act.

The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

LEGAL MATTERS

The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, which has acted as our counsel in connection with this offering.

EXPERTS

The consolidated financial statements of Sarcos Technology and Robotics Corporation appearing in Sarcos Technology and Robotics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file  electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.sarcos.com. The information on, or that can be accessed through, our website is not part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•

Our Annual Report on Form 10-K (File No. 001-39897) for the year ended December 31, 2021 (as filed with the SEC on March 29, 2022) and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2021 (as filed with the SEC on September 30, 2022);

•

Our Quarterly Reports on Form 10-Q (File No. 001-39897) for the quarterly periods ended March 31, 2022 (as filed with the SEC on May 11, 2022), June 30, 2022 (as filed with the SEC on August 9, 2022) and September 30, 2022 (as filed with the SEC on November 8, 2022) and Amendment No. 1 to our Quarterly Report on Form 10-Q for the period ended March 31, 2022 (as filed with the SEC on September 30, 2022);

•

our Definitive Proxy Statement on Schedule 14A, filed on May 13, 2022 (only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2021);

•

Our Current Reports on Form 8-K (File No. 001-39897) filed January 18, 2022, March 28, 2022, March 29, 2022 (other than information furnished rather than filed), March 29, 2022, March 31, 2022, April 27, 2022, May 11, 2022 (other than information furnished rather than filed), July 1, 2022, August 9, 2022 (other than information furnished rather than filed), October 11, 2022, October 21, 2022 and November 8, 2022 (other than information furnished rather than filed); and

•

The description of our securities contained in our Form 8-A (File No. 001-39897) filed with the SEC on September 24, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Sarcos Technology and Robotics Corporation

650 South 500 West, Suite 150

Salt Lake City, Utah, 84191

Attn: Investor Relations

(888) 927-7269

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

Up to 156,791,216 Shares of Common Stock
by the Selling Securityholders

Up to 6,743,113 Warrants to Purchase Common Stock
by the Selling Securityholders

Up to 20,543,113 Shares of Common Stock Underlying Warrants

PROSPECTUS

November 22, 2022

We have not authorized anyone to provide you with information other than this prospectus or any supplement or amendment hereto. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.